TYSON FOODS REPORTS FOURTH QUARTER AND FISCAL 2024 RESULTS
Achieved Significant Improvements in Profitability for Fourth Quarter and Full Year
Springdale, Arkansas – November 12, 2024 – Tyson Foods, Inc. (NYSE: TSN), one of the world’s largest food companies and a recognized leader in protein with leading brands including Tyson, Jimmy Dean, Hillshire Farm, Ball Park, Wright, Aidells, ibp and State Fair, reported the following results:

(in millions, except per share data)	Fourth Quarter		Twelve Months Ended
	2024	2023	2024	2023
Sales	$13,565	$13,348	$53,309	$52,881

Operating Income (Loss)	$525	$(463)	$1,409	$(395)
Adjusted[1] Operating Income (non-GAAP)	$512	$236	$1,820	$933

Net Income (Loss) Per Share Attributable to Tyson	$1.00	$(1.31)	$2.25	$(1.87)
Adjusted[1] Net Income Per Share Attributable to Tyson (non-GAAP)	$0.92	$0.37	$3.10	$1.34
1 The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). As used in this table and throughout this earnings release, adjusted operating income and adjusted net income per share attributable to Tyson (Adjusted EPS) are non-GAAP financial measures. Refer to the end of this release for an explanation and reconciliation of these and other non-GAAP financial measures used in this release to comparable GAAP measures.
Fiscal 2024 Highlights
•Sales of $53,309 million, up 0.8% from prior year
•GAAP operating income of $1,409 million, up $1,804 million from prior year
•Adjusted operating income of $1,820 million, up 95% from prior year
•GAAP EPS of $2.25, up $4.12 from prior year
•Adjusted EPS of $3.10, up 131% from prior year
•Total Company GAAP operating margin of 2.6%
•Total Company adjusted operating margin (non-GAAP) of 3.4%
•Cash provided by operating activities of $2,590 million, up 48% from prior year
•Free cash flow (non-GAAP) of $1,458 million, up $1,645 million from prior year
Fourth Quarter Highlights
•Sales of $13,565 million, up 1.6% from prior year
•GAAP operating income of $525 million, up $988 million from prior year
•Adjusted operating income of $512 million, up 117% from prior year
•GAAP EPS of $1.00, up $2.31 from prior year
•Adjusted EPS of $0.92, up 149% from prior year
•Total Company GAAP operating margin of 3.9%
•Total Company adjusted operating margin (non-GAAP) of 3.8%
•Liquidity of approximately $4.0 billion as of September 28, 2024

"We delivered significant improvement in profitability for the fourth quarter and full year. We also strengthened our financial position, with solid cash flow generation and a substantial reduction of our net leverage ratio,” stated Donnie King, President & CEO of Tyson Foods. "Looking ahead, we are optimistic about our outlook and our ability to deliver long-term value to our shareholders. Our multi-protein, multi-channel portfolio, combined with our best-in-class team, iconic brands and focus on operational excellence positions us well for Fiscal 2025 and beyond."

SEGMENT RESULTS (in millions)

Sales
(for the fourth quarter and twelve months ended September 28, 2024, and September 30, 2023)
	Fourth Quarter				Twelve Months Ended
			Volume	Avg. Price			Volume	Avg. Price
	2024	2023	Change	Change[2]	2024	2023	Change	Change[2]
Beef	$5,261	$5,029	3.7%	0.9%	$20,479	$19,325	1.6%	4.4%
Pork	1,438	1,494	3.2%	(6.9)%	5,903	5,768	3.8%	(0.7)%
Chicken	4,251	4,155	(0.7)%	0.2%	16,425	17,060	(2.2)%	(2.4)%
Prepared Foods	2,472	2,502	(1.4)%	0.2%	9,851	9,845	0.9%	(0.8)%
International/Other	609	636	1.3%	(5.5)%	2,353	2,515	3.2%	(9.6)%
Intersegment Sales	(466)	(468)	n/a	n/a	(1,702)	(1,632)	n/a	n/a
Total	$13,565	$13,348	0.5%	0.2%	$53,309	$52,881	—%	0.6%

Operating Income (Loss)
(for the fourth quarter and twelve months ended September 28, 2024, and September 30, 2023)
	Fourth Quarter				Twelve Months Ended
			Operating Margin				Operating Margin
	2024	2023	2024	2023	2024	2023	2024	2023
Beef	$(71)	$(323)	(1.3)%	(6.4)%	$(381)	$(91)	(1.9)%	(0.5)%
Pork	(16)	(11)	(1.1)%	(0.7)%	(40)	(139)	(0.7)%	(2.4)%
Chicken	409	(267)	9.6%	(6.4)%	988	(770)	6.0%	(4.5)%
Prepared Foods	203	118	8.2%	4.7%	879	823	8.9%	8.4%
International/Other	—	20	n/a	n/a	(37)	(218)	n/a	n/a
Total	$525	$(463)	3.9%	(3.5)%	$1,409	$(395)	2.6%	(0.7)%
ADJUSTED SEGMENT RESULTS (in millions)

Adjusted Operating Income (Loss) (Non-GAAP)[1]
(for the fourth quarter and twelve months ended September 28, 2024, and September 30, 2023)
	Fourth Quarter				Twelve Months Ended
			Adjusted Operating Margin (Non-GAAP)				Adjusted Operating Margin (Non-GAAP)
	2024	2023	2024[2]	2023[2]	2024	2023	2024[2]	2023[2]
Beef	$(71)	$17	(1.3)%	0.3%	$(291)	$233	(1.4)%	1.2%
Pork	19	(8)	1.3%	(0.5)%	142	(128)	2.4%	(2.2)%
Chicken	356	75	8.4%	1.8%	1,015	(77)	6.2%	(0.4)%
Prepared Foods	205	151	8.3%	6.0%	905	889	9.2%	9.0%
International/Other	3	1	n/a	n/a	49	16	n/a	n/a
Total	$512	$236	3.8%	1.8%	$1,820	$933	3.4%	1.8%
2 Average Price Change and Adjusted Operating Margin (Non-GAAP) exclude $118 million and $156 million in the Chicken segment and Total Company for the three and twelve months ended September 30, 2023, respectively, and $45 million in the Pork segment and Total Company for the twelve months ended September 28, 2024 of legal contingency accruals recognized as reductions to Sales.

OUTLOOK
For fiscal 2025, the United States Department of Agriculture (USDA) indicates domestic protein production (beef, pork, chicken and turkey) should increase compared to fiscal 2024 levels. The following is a summary of the updated outlook for each of our segments, as well as an outlook for revenue, capital expenditures, net interest expense, liquidity, free cash flow, tax rate and dividends for fiscal 2025. Certain of the outlook numbers include adjusted operating income (loss) (a non-GAAP metric) for each segment. The Company is not able to reconcile its full-year fiscal 2025 projected adjusted results to its fiscal 2025 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort. Adjusted operating income (loss) should not be considered a substitute for operating income (loss) or any other measures of financial performance reported in accordance with GAAP. Investors should rely primarily on the Company’s GAAP results and use non-GAAP financial measures only supplementally in making investment decisions.
Beef
USDA projects domestic production will decrease approximately 2% in fiscal 2025 as compared to fiscal 2024. We anticipate adjusted operating loss between $(0.4) billion and $(0.2) billion in fiscal 2025.
Pork
USDA projects domestic production will increase approximately 2% in fiscal 2025 as compared to fiscal 2024. We anticipate adjusted operating income of $0.1 billion to $0.2 billion in fiscal 2025.
Chicken
USDA projects chicken production will increase approximately 3% in fiscal 2025 as compared to fiscal 2024. We anticipate adjusted operating income of $1.0 billion to $1.2 billion for fiscal 2025.
Prepared Foods
We anticipate adjusted operating income of $0.9 billion to $1.1 billion in fiscal 2025.
International/Other
We anticipate improved results from our foreign operations in fiscal 2025 on an adjusted basis.
Total Company
We anticipate total company adjusted operating income of $1.8 billion to $2.2 billion for fiscal 2025.
Revenue
We expect sales to be down 1% to flat in fiscal 2025 as compared to fiscal 2024.
Capital Expenditures
We expect capital expenditures between $1.0 billion and $1.2 billion for fiscal 2025. Capital expenditures include investments in profit improvement projects as well as projects for maintenance and repair.
Net Interest Expense
We expect net interest expense to approximate $380 million for fiscal 2025.
Liquidity
We expect total liquidity, which was $4.0 billion as of September 28, 2024, to remain above our minimum liquidity target of $1.0 billion.
Free Cash Flow
We expect free cash flow to be greater than dividends for fiscal 2025.
Tax Rate
We currently expect our adjusted effective tax rate to be 24% to 25% for fiscal 2025
Dividends
Effective November 8, 2024, the Board of Directors increased the quarterly dividend previously declared on August 8, 2024, to $0.50 per share on our Class A common stock and $0.45 per share on our Class B common stock. The increased quarterly dividend is payable on December 13, 2024, to shareholders of record at the close of business on November 29, 2024. The Board also declared on November 8, 2024 a quarterly dividend of $0.50 per share on our Class A common stock and $0.45 per share on our Class B common stock, payable on March 14, 2025, to shareholders of record at the close of business on February 28, 2025. We anticipate the remaining quarterly dividends in fiscal 2025 will be $0.50 and $0.45 per share of our Class A and Class B common stock, respectively. This results in an annual dividend rate in fiscal 2025 of $2.00 for Class A shares and $1.80 for Class B shares, or a 2% increase compared to the fiscal 2024 annual dividend rate.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Sales	$13,565	$13,348	$53,309	$52,881
Cost of Sales	12,505	12,889	49,682	50,250
Gross Profit	1,060	459	3,627	2,631

Selling, General and Administrative	535	589	2,218	2,245
Goodwill Impairment	—	333	—	781
Operating Income (Loss)	525	(463)	1,409	(395)
Other (Income) Expense:
Interest income	(29)	(8)	(89)	(30)
Interest expense	130	93	481	355
Other, net	(51)	8	(75)	(42)
Total Other (Income) Expense	50	93	317	283
Income (Loss) before Income Taxes	475	(556)	1,092	(678)
Income Tax Expense (Benefit)	111	(113)	270	(29)
Net Income (Loss)	364	(443)	822	(649)
Less: Net Income (Loss) Attributable to Noncontrolling Interests	7	7	22	(1)
Net Income (Loss) Attributable to Tyson	$357	$(450)	$800	$(648)

Net Income (Loss) Per Share Attributable to Tyson:
Class A Basic	$1.03	$(1.31)	$2.31	$(1.87)
Class B Basic	$0.92	$(1.17)	$2.06	$(1.68)
Diluted	$1.00	$(1.31)	$2.25	$(1.87)
Dividends Declared Per Share:
Class A	$0.490	$0.480	$1.970	$1.940
Class B	$0.441	$0.432	$1.773	$1.746

Sales Growth	1.6%		0.8%
Margins: (Percent of Sales)
Gross Profit	7.8%	3.4%	6.8%	5.0%
Operating Income (Loss)	3.9%	(3.5)%	2.6%	(0.7)%
Net Income (Loss) Attributable to Tyson	2.6%	(3.4)%	1.5%	(1.2)%
Effective Tax Rate [3]	23.3%	20.2%	24.8%	4.3%
3 The effective tax rate for the three and twelve months ended September 30, 2023 was impacted by a $333 million and $781 million goodwill impairment, respectively, as the impairment charge is non-deductible for income tax purposes.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	September 28, 2024	September 30, 2023
Assets
Current Assets:
Cash and cash equivalents	$1,717	$573
Accounts receivable, net	2,406	2,476
Inventories	5,195	5,328
Other current assets	433	345
Total Current Assets	9,751	8,722
Net Property, Plant and Equipment	9,442	9,634
Goodwill	9,819	9,878
Intangible Assets, net	5,875	6,098
Other Assets	2,213	1,919
Total Assets	$37,100	$36,251

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$74	$1,895
Accounts payable	2,402	2,594
Other current liabilities	2,311	2,010
Total Current Liabilities	4,787	6,499
Long-Term Debt	9,713	7,611
Deferred Income Taxes	2,285	2,308
Other Liabilities	1,801	1,578

Total Tyson Shareholders’ Equity	18,390	18,133
Noncontrolling Interests	124	122
Total Shareholders’ Equity	18,514	18,255

Total Liabilities and Shareholders’ Equity	$37,100	$36,251

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	September 28, 2024	September 30, 2023
Cash Flows From Operating Activities:
Net income (loss)	$822	$(649)
Depreciation and amortization	1,400	1,339
Deferred income taxes	(45)	(183)
Impairment of goodwill	—	781
Other, net	189	277
Net changes in operating assets and liabilities	224	187
Cash Provided by Operating Activities	2,590	1,752

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(1,132)	(1,939)
Purchases of marketable securities	(38)	(34)
Proceeds from sale of marketable securities	35	32
Proceeds from sale of business	174	—
Acquisitions, net of cash acquired	—	(262)
Acquisition of equity investments	(29)	(115)
Other, net	102	19
Cash Used for Investing Activities	(888)	(2,299)

Cash Flows From Financing Activities:
Proceeds from issuance of debt	2,415	1,130
Payments on debt	(1,641)	(603)
Proceeds from issuance of commercial paper	1,694	7,693
Repayments of commercial paper	(2,285)	(7,103)
Purchases of Tyson Class A common stock	(49)	(354)
Dividends	(684)	(670)
Stock options exercised	14	11
Other, net	(45)	(16)
Cash Provided by (Used for) Financing Activities	(581)	88
Effect of Exchange Rate Changes on Cash	23	1
Increase (Decrease) in Cash and Cash Equivalents and Restricted Cash	1,144	(458)
Cash and Cash Equivalents and Restricted Cash at Beginning of Year	573	1,031
Cash and Cash Equivalents and Restricted Cash at End of Period	1,717	573
Less: Restricted Cash at End of Period	—	—
Cash and Cash Equivalents at End of Period	$1,717	$573

Non-GAAP Financial Measures
Adjusted Operating Income (Loss), Adjusted Income (Loss) before Income Taxes, Adjusted Income Tax Expense (Benefit), Adjusted Net Income (Loss) Attributable to Tyson and Adjusted EPS, EBITDA, Adjusted EBITDA, net debt to EBITDA, net debt to Adjusted EBITDA and Free Cash Flow are presented as supplemental financial measures in the evaluation of our business that are not required by, or presented in accordance with GAAP. The non-GAAP financial measures are tools intended to assist our management and investors in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations on an ongoing basis. These non-GAAP measures should not be a substitute for their comparable GAAP financial measures. Investors should rely primarily on our GAAP results and use non-GAAP financial measures only supplementally in making investment decisions. We believe the presentation of these non-GAAP financial measures helps management and investors to assess our operating performance from period to period, including our ability to generate earnings sufficient to service our debt, enhances understanding of our financial performance and highlights operational trends. These measures are widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our calculation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies and other companies may not define these non-GAAP financial measures in the same way, which may limit their usefulness of comparative measures.
Definitions
EBITDA is defined as net income (loss) before interest, income taxes (benefits), depreciation and amortization. Net debt to EBITDA (Adjusted EBITDA) represents the ratio of our debt, net of cash, cash equivalents and short-term investments, to EBITDA (and to Adjusted EBITDA). EBITDA, Adjusted EBITDA, net debt to EBITDA and net debt to Adjusted EBITDA are presented as supplemental financial measurements in the evaluation of our business.
Adjusted EBITDA, Adjusted Operating Income (Loss), Adjusted Income (Loss) before Income Taxes, Adjusted Income Tax Expense (Benefit), Adjusted Net Income (Loss) Attributable to Tyson and Adjusted EPS are defined as EBITDA, Operating Income (Loss), Income (Loss) before Income Taxes, Income Tax Expense (Benefit), Net Income (Loss) Attributable to Tyson and diluted earnings per share, respectively, excluding the impacts of any items that management believes do not directly reflect our core operations on an ongoing basis.
Free Cash Flow is defined as Cash Provided by Operating Activities minus payments for Property, Plant and Equipment.

TYSON FOODS, INC.
GAAP Results to Non-GAAP Results Reconciliations
(In millions, except per share data)
(Unaudited)

Results for the fourth quarter ended September 28, 2024
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income (Loss)	Other (Income) Expense	Income (Loss) before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss) Attributable to Tyson	EPS Impact
GAAP Results					$525		$475	$111	$357	$1.00
Production facility fire insurance proceeds, net of costs[8]	—	(51)	—	—	(51)	(31)	(82)	(19)	(63)	(0.18)
Plant closures and disposals	—	27	—	—	27	—	27	(10)	37	0.10
The Netherlands facility[9]	—	3	—	—	3	—	3	11	(8)	(0.02)
Brand discontinuation	—	—	8	—	8	—	8	2	6	0.02
Adjusted Non-GAAP Results					$512		$431	$95	$329	$0.92

Results for the fourth quarter ended September 30, 2023
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income (Loss)	Other (Income) Expense	Income (Loss) before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss) Attributable to Tyson	EPS Impact
GAAP Results					$(463)		$(556)	$(113)	$(450)	$(1.31)
Production facilities fire costs, net of insurance proceeds[8]	—	4	—	—	4	—	4	1	3	0.01
Restructuring and related charges	—	6	25	—	31	—	31	8	23	0.06
Plant closures and disposals	—	215	—	—	215	—	215	55	160	0.45
Legal contingency accruals	118	—	—	—	118	—	118	30	88	0.25
China plant relocation remuneration[4]	—	(19)	—	—	(19)	—	(19)	(5)	(11)	(0.03)
Product line discontinuation	—	17	—	—	17	—	17	4	13	0.04
Goodwill Impairment[5]	—	—	—	333	333	—	333	—	333	0.93
Remeasurement of net deferred tax liabilities at lower enacted state tax rates	—	—	—	—	—	—	—	26	(26)	(0.07)
Impact of antidilutive securities[6]	—	—	—	—	—	—	—	—	—	0.04
Adjusted Non-GAAP Results					$236		$143	$6	$133	$0.37

Results for the twelve months ended September 28, 2024
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income (Loss)	Other (Income) Expense	Income (Loss) before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss) Attributable to Tyson	EPS Impact
GAAP Results					$1,409		$1,092	$270	$800	$2.25
Production facility fire insurance proceeds, net of costs[8]	—	(70)	—	—	(70)	(34)	(104)	(24)	(80)	(0.23)
Restructuring and related charges	—	—	31	—	31	—	31	8	23	0.06
Plant closures and disposals	—	182	—	—	182	—	182	36	146	0.41
Legal contingency accruals	45	129	—	—	174	—	174	41	133	0.38
The Netherlands facility[9]	—	86	—	—	86	—	86	11	75	0.21
Brand discontinuation	—	—	8	—	8	—	8	2	6	0.02
Adjusted Non-GAAP Results					$1,820		$1,469	$344	$1,103	$3.10

Results for the twelve months ended September 30, 2023
	Sales	Cost of Sales	Selling, General and Administrative	Goodwill Impairment	Operating Income (Loss)	Other (Income) Expense	Income (Loss) before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss) Attributable to Tyson	EPS Impact
GAAP Results					$(395)		$(678)	$(29)	$(648)	$(1.87)
Production facilities fire insurance proceeds, net of costs[8]	—	(53)	—	—	(53)	(22)	(75)	(17)	(58)	(0.16)
Restructuring and related charges	—	29	95	—	124	—	124	29	95	0.26
Plant closures and disposals	—	322	—	—	322	—	322	82	240	0.67
Legal contingency accruals	156	—	—	—	156	—	156	39	117	0.33
China plant relocation remuneration[4]	—	(19)	—	—	(19)	—	(19)	(5)	(11)	(0.03)
Product line discontinuation	—	17	—	—	17	—	17	4	13	0.04
Goodwill Impairment[5]	—	—	—	781	781	—	781	—	757	2.13
Remeasurement of net deferred tax liabilities at lower enacted state tax rates	—	—	—	—	—	—	—	26	(26)	(0.07)
Impact of antidilutive securities[6]	—	—	—	—	—	—	—	—	—	0.04
Adjusted Non-GAAP Results					$933		$628	$129	$479	$1.34

TYSON FOODS, INC.
Adjusted Operating Income (Loss) Non-GAAP Reconciliations
(In millions)
(Unaudited)

Adjusted Operating Income (Loss)
(for the fourth quarter ended September 28, 2024)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(71)	$(16)	$409	$203	$—	$525
Less: Production facility fire insurance proceeds, net of costs[8]	—	—	(51)	—	—	(51)
Add/(Less): Plant closures and disposals	—	35	(8)	—	—	27
Add: the Netherlands facility[9]	—	—	—	—	3	3
Add: Brand discontinuation	—	—	6	2	—	8
Adjusted operating income (loss)	$(71)	$19	$356	$205	$3	$512

Adjusted Operating Income (Loss)
(for the fourth quarter ended September 30, 2023)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(323)	$(11)	$(267)	$118	$20	$(463)
Add: Production facility fire costs, net of insurance proceeds[8]	—	—	4	—	—	4
Add: Restructuring and related charges	7	3	5	16	—	31
Add: Plant closures and disposals	—	—	215	—	—	215
Add: Legal contingency accruals	—	—	118	—	—	118
Less: China plant relocation remuneration	—	—	—	—	(19)	(19)
Add: Product line discontinuation	—	—	—	17	—	17
Add: Goodwill Impairment	333	—	—	—	—	333
Adjusted operating income (loss)	$17	$(8)	$75	$151	$1	$236

Adjusted Operating Income (Loss)
(for the twelve months ended September 28, 2024)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(381)	$(40)	$988	$879	$(37)	$1,409
Less: Production facility fire insurance proceeds, net of costs[8]	—	—	(70)	—	—	(70)
Add: Restructuring and related charges	4	1	2	24	—	31
Add: Plant closures and disposals	41	108	33	—	—	182
Add: Legal contingency accruals	45	73	56	—	—	174
Add: the Netherlands facility[9]	—	—	—	—	86	86
Add: Brand discontinuation	—	—	6	2	—	8
Adjusted operating income (loss)	$(291)	$142	$1,015	$905	$49	$1,820

Adjusted Operating Income (Loss)
(for the twelve months ended September 30, 2023)
	Beef	Pork	Chicken	Prepared Foods	International/Other	Total
Reported operating income (loss)	$(91)	$(139)	$(770)	$823	$(218)	$(395)
Less: Production facility fire insurance proceeds, net of costs[8]	(42)	—	(11)	—	—	(53)
Add: Restructuring and related charges	33	11	16	49	15	124
Add: Plant closures and disposals	—	—	322	—	—	322
Add: Legal contingency accruals	—	—	156	—	—	156
Less: China plant relocation remuneration	—	—	—	—	(19)	(19)
Add: Product line discontinuation	—	—	—	17	—	17
Add: Goodwill Impairment	333	—	210	—	238	781
Adjusted operating income (loss)	$233	$(128)	$(77)	$889	$16	$933

TYSON FOODS, INC.
EBITDA and Adjusted EBITDA Non-GAAP Reconciliations
(In millions)
(Unaudited)

	Twelve Months Ended
	September 28, 2024	September 30, 2023

Net income (loss)	$822	$(649)
Less: Interest income	(89)	(30)
Add: Interest expense	481	355
Add/(Less): Income tax expense (benefit)	270	(29)
Add: Depreciation	1,159	1,100
Add: Amortization[7]	229	229
EBITDA	$2,872	$976

Adjustments to EBITDA:
Less: Production facilities fire insurance proceeds, net of costs[8]	$(104)	$(75)
Add: Restructuring and related charges	31	124
Add: Plant closures and disposals	182	322
Add: Legal contingency accruals	174	156
Add: The Netherlands facility[9]	86	—
Add: Brand discontinuation	8	—
Add: Goodwill impairment	—	781
Less: China plant relocation remuneration	—	(19)
Add: Product line discontinuation	—	17
Less: Depreciation and amortization included in EBITDA adjustments[10]	(129)	(133)
Total Adjusted EBITDA	$3,120	$2,149

Total gross debt	$9,787	$9,506
Less: Cash and cash equivalents	(1,717)	(573)
Less: Short-term investments	(10)	(15)
Total net debt	$8,060	$8,918

Ratio Calculations:
Gross debt/EBITDA	3.4x	9.7x
Net debt/EBITDA	2.8x	9.1x

Gross debt/Adjusted EBITDA	3.1x	4.4x
Net debt/Adjusted EBITDA	2.6x	4.1x
4 The China plant relocation remuneration EPS impact was net of $3 million associated with Net Income (Loss) Attributable to Noncontrolling Interests.
5 Goodwill impairment was non-deductible for income tax purposes and the EPS impact was net of $24 million associated with Net Income (Loss) Attributable to Noncontrolling Interests.
6 GAAP EPS, Net Income (Loss) Per Share Attributable to Tyson, excluded the impact of certain antidilutive securities given the Company incurring a net loss for fiscal 2023. Adjusted Non-GAAP EPS is in a net income position, and thus, the impact of the otherwise antidilutive securities under GAAP EPS were added back in the calculation of Adjusted Non-GAAP EPS.
7 Excludes the amortization of debt issuance and debt discount expense of $12 million and $10 million for the twelve months ended September 28, 2024 and September 30, 2023, respectively, as it is included in interest expense.
8 Relates to fires at production facilities in Chicken in the fourth quarter of fiscal 2021 and Beef in the fourth quarter of fiscal 2019.
9 Relates to a fire at our production facility in the Netherlands in the first quarter of fiscal 2024 and subsequent decision to sell the facility.
10 Removal of accelerated depreciation of $127 million related to plant closures and disposals for the twelve months ended September 28, 2024 and $19 million related to restructuring and related charges and $114 million related to plant closures and disposals for the twelve months ended September 30, 2023 as they are already included in depreciation expense. Removal of accelerated amortization of $2 million related to brand discontinuation for the twelve months ended September 28, 2024 as it is already included in amortization expense.

TYSON FOODS, INC.
Free Cash Flow Non-GAAP Reconciliation
(In millions)
(Unaudited)

	Twelve Months Ended
	September 28, 2024	September 30, 2023
Cash Provided by Operating Activities	$2,590	$1,752
Additions to property, plant and equipment	(1,132)	(1,939)
Free cash flow	$1,458	$(187)

About Tyson Foods, Inc.
Tyson Foods, Inc. (NYSE: TSN) is a world-class food company and recognized leader in protein. Founded in 1935 by John W. Tyson, it has grown under four generations of family leadership. The Company is unified by this purpose: Tyson Foods. We Feed the World Like Family™ and has a broad portfolio of iconic products and brands including Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, State Fair®, Aidells® and ibp®. Tyson Foods is dedicated to bringing high-quality food to every table in the world, safely, sustainably, and affordably, now and for future generations. Headquartered in Springdale, Arkansas, the company had approximately 138,000 team members on September 28, 2024. Visit www.tysonfoods.com.
Conference Call Information and Other Selected Data
A conference call to discuss the Company's financial results will be held at 9 a.m. Eastern Monday, November 12, 2024. A link for the webcast of the conference call is available on the Tyson Investor Relations website at https://ir.tyson.com. The webcast also can be accessed by the following direct link: https://events.q4inc.com/attendee/102078426. For those who cannot participate at the scheduled time, a replay of the live webcast and the accompanying slides will be available at https://ir.tyson.com. A telephone replay will also be available until December 12, 2024, toll free at 1-877-344-7529, international toll 1-412-317-0088 or Canada toll free 855-669-9658. The replay access code is 1806944. Financial information, such as this news release, as well as other supplemental data, can be accessed from the Company's web site at https://ir.tyson.com.
Forward-Looking Statements
Certain information in this release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2025, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) global pandemics have had, and may in the future have, an adverse impact on our business and operations; (ii) the effectiveness of financial excellence programs; (iii) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (iv) cyber attacks, other cyber incidents, security breaches or other disruptions of our information technology systems; (v) risks associated with our failure to consummate favorable acquisition transactions or integrate certain acquisitions’ operations; (vi) the Tyson Limited Partnership’s ability to exercise significant control over the Company; (vii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (viii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (ix) outbreak of a livestock disease (such as African swine fever (ASF), avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an adverse effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to conduct our operations; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) effectiveness of advertising and marketing programs; (xii) significant marketing plan changes by large customers or loss of one or more large customers; (xiii) our ability to leverage brand value propositions; (xiv) changes in availability and relative costs of labor and contract farmers and our ability to maintain good relationships with team members, labor unions, contract farmers and independent producers providing us livestock; (xv) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (xvi) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xvii) the effect of climate change and any legal or regulatory response thereto; (xviii) adverse results from litigation; (xix) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xx) impairment in the carrying value of our goodwill or indefinite life intangible assets; (xxi) our participation in a multiemployer pension plan; (xxii) volatility in capital markets or interest rates; (xxiii) risks associated with our commodity purchasing activities; (xxiv) the effect of, or changes in, general economic conditions; (xxv) impacts on our operations caused by factors and forces beyond our control, such as natural disasters, fire, bioterrorism, pandemics, armed conflicts or extreme weather; (xxvi) failure to maximize or assert our intellectual property rights; (xxvii) effects related to changes in tax rates, valuation of deferred tax assets and liabilities, or tax laws and their interpretation; and (xxviii) the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including those included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly reports on Form 10-Q.

Media Contact: Laura Burns, 479-713-9890 Investor Contact: Sean Cornett, 479-466-0401	Source: Tyson Foods, Inc. Category: IR, Newsroom